CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Capital Protected Notes due 2012	$14,000,000	$429.80

August 2007	Pricing Supplement No. 336
Registration Statement No. 333-131266
Dated August 24, 2007
Filed pursuant to Rule 424(b)2
Structured Investments
Opportunities in Equities
Capital Protected Notes based on a Basket of StyleSelectSM Indices due February 20, 2012
Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo some upside or yield in exchange for principal protection.
FINAL TERMS
Issuer:	Morgan Stanley
Maturity date:	February 20, 2012
Underlying indices:	Basket indices (together the “StyleSelect indices”)	Basket percentage weighting	Initial index closing value(1)	Multiplier
	StyleSelectSM Index on MSCI Europe (the “StyleSelect Europe Index”)	33.3333%	(2)	(2)
	StyleSelectSM Index on MSCI Japan (the “StyleSelect Japan Index”)	33.3333%	2,035.73	0.001637413
	StyleSelectSM Index on MSCI USA (the “StyleSelect USA Index”)	33.3333%	1,608.82	0.002071910

(1) the initial index closing value for each basket index is the index closing value of such index on the respective basket setting date
(2) the initial index closing value for the StyleSelect Europe Index will be the index closing value of the StyleSelect Europe Index on August 28, 2007, the first index business day immediately following the pricing date.  The multiplier for the StyleSelect Europe Index will be calculated using this index closing value so that the initial index value is equal to 10.  We will file an amended pricing supplement with the initial index closing value and the multiplier following the publication by the index publisher of the August 28, 2007 index closing value of the StyleSelect Europe Index.

Principal protection:	100%
Participation rate:	100%
Aggregate principal amount:	$14,000,000
Payment at maturity:	$10 plus the supplemental redemption amount, which may be zero
Supplemental redemption amount:	The product of $10 times the basket percent change times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket percent change:	(final index value – initial index value) / initial index value
Initial index value:	10, the sum of the products of the initial index closing value times the multiplier for each basket index
Final index value:	The basket closing value on the determination date
Basket closing value:	The sum of the products of the index closing value times the multiplier for each basket index
Determination date:	February 16, 2012
Basket setting date:	For the StyleSelect USA Index, the pricing date For the StyleSelect Europe Index and the StyleSelect Japan Index, the index business day for such basket index immediately following the pricing date
Stated principal amount:	$10
Original issue price:	$10 (see “Commissions and issue price” below)
Pricing date:	August 24, 2007
Original issue date:	August 31, 2007 (5 business days after the pricing date)
CUSIP:	617475652
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and issue price:		Price to public(2)	Agent’s commissions(1)(2)	Proceeds to company
	Per note	$10.00	$0.25	$9.75
	Total	$14,000,000	$350,000	$13,650,000
(1)	For additional information, see “Plan of Distribution” in the prospectus supplement for capital protected notes.
(2)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of notes purchased by that investor.  The lowest price payable by an investor is $9.90 per note.  Please see “Syndicate Information” on page 6 for further details.

The notes involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 9.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW.

Amendment No. 1 to Prospectus Supplement for Capital Protected Notes dated December 21, 2006
Prospectus dated January 25, 2006

Capital Protected Notes due February 20, 2012

Fact Sheet

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the prospectus supplement for capital protected notes and the prospectus, as supplemented or modified by this pricing supplement.  At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount, if any, based on the increase, if any, in the value of the basket. The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term note program.

Key Dates
Pricing Date:	Issue Date (Settlement Date):	Maturity Date:
August 24, 2007	August 31, 2007 (5 trading days after the pricing date)	February 20, 2012, subject to postponement due to a market disruption event
Key Terms
Issuer:	Morgan Stanley
Underlying indices:	Basket Indices	Percentage weighting	Initial index closing value(1)	Multiplier
	StyleSelect Europe Index:	33.3333%	(2)	(2)
	StyleSelect Japan Index:	33.3333%	2,035.73	0.001637413
	StyleSelect USA Index:	33.3333%	1,608.82	0.002071910

(1) the initial index closing value for each basket index is the index closing value of such index on the respective basket setting date
(2) the initial index closing value for the StyleSelect Europe Index will be the index closing value of the StyleSelect Europe Index on August 28, 2007, the first index business day immediately following the pricing date.  The multiplier for the StyleSelect Europe Index will be calculated using this index closing value so that the initial index value is equal to 10.  We will file an amended pricing supplement with the initial index closing value and the multiplier following the publication by the index publisher of the August 28, 2007 index closing value of the StyleSelect Europe Index.

Aggregate principal amount:	$14,000,000
Original issue price:	$10 per note. See “Syndicate Information” below.
Stated principal amount:	$10 per note
Denominations:	$10 per note and integral multiples thereof
Principal protection level:	100%
Interest:	None
Bull notes or bear notes:	Bull notes
Payment at maturity:	$10 plus the supplemental redemption amount (if any)
Supplemental redemption amount:	The product of $10 times the basket percent change times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket percent change:	(final index value – initial index value) / initial index value
Initial index value:	10, the sum of the products of the initial index closing value times the multiplier for each basket index
Final index value:	The basket closing value on the determination date
Basket closing value:	The sum of the products of the index closing value times the multiplier for each basket index
Determination date:	February 16, 2012
Participation rate:	100%
Basket setting date:
For the StyleSelect USA Index, the pricing date
For the StyleSelect Europe Index and the StyleSelect Japan Index, the respective index business day for such basket index immediately following the pricing date

Call right:	The notes are not callable prior to the maturity date
Postponement of maturity date:
If the determination date is postponed so that it falls less than two scheduled trading days prior to the scheduled maturity date, the maturity date will be the second scheduled trading day following the determination date, as postponed.

August 2007	Page 2

Capital Protected Notes due February 20, 2012

Discontinuance of any of the StyleSelect indices, the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index; alteration of method of calculation
The following provision replaces “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the prospectus supplement for Capital Protected Notes in its entirety.

If MSCI discontinues publication of any StyleSelect Index on MSCI Europe, the StyleSelect Index on MSCI Japan or the StyleSelect Index on MSCI USA (each a “StyleSelect index” and together the “StyleSelect indices”) and MSCI or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the such discontinued index (such successor or substitute index being referred to herein as a “StyleSelect successor index”), then any subsequent index closing value with respect to such discontinued index will be determined by reference to the value of such StyleSelect successor index, with any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to such discontinued index.

If MSCI discontinues publication of any of the the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index and MSCI or another entity publishes a successor or substitute index for such discontinued index that MS & Co., as the calculation agent, determines, in its sole discretion, to be comparable to such discontinued index (such successor or substitute index, as modified by the applicable StyleSelect index methodology described herein, being referred to herein as an “MSCI successor index”), then any subsequent index closing value with respect to the applicable StyleSelect index will be determined by reference to the value of such MSCI successor index, with any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the applicable StyleSelect index.

Upon any selection by the calculation agent of any StyleSelect successor index or any MSCI successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to Morgan Stanley and to The Depository Trust Company, which we refer to as DTC, as holder of the notes, within three trading days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If MSCI discontinues publication of (i) any of the StyleSelect indices or (ii) the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index prior to, and such discontinuance is continuing on, the determination date or the date of acceleration and the calculation agent determines, in its sole discretion, that no StyleSelect successor index or MSCI successor index, as applicable, is available at such time, then, in each case, the index closing value for the affected StyleSelect index will be computed by the calculation agent in accordance with the formula for calculating such discontinued index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on the relevant exchange on such date of each security most recently constituting such discontinued index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of one of the StyleSelect indices, the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index may adversely affect the value of the notes.

If at any time the method of calculating any one of the StyleSelect indices or a StyleSelect successor index, or the value thereof, is changed in a material respect, or if any of the StyleSelect indices or a StyleSelect successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such discontinued StyleSelect index or that StyleSelect successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to such StyleSelect Index or such StyleSelect successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the final index value with reference to such StyleSelect Index or such StyleSelect successor index, as adjusted. Accordingly, if the method of calculating the such StyleSelect Index or a StyleSelect successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of such StyleSelect Index or such StyleSelect successor index as if it had not been modified (e.g., as if such split had not occurred).

August 2007	Page 3

Capital Protected Notes due February 20, 2012

Market disruption event
The following provision replaces “market disruption event” in the prospectus supplement for Capital Protected Notes in its entirety.

“Market disruption event” with respect to each StyleSelect index separately means the occurrence or existence of any of the following events:

(i)   a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of such StyleSelect index (or the relevant StyleSelect successor index) or the MSCI Europe Index, MSCI Japan Index or MSCI USA Index (or the relevant MSCI successor index), as applicable, on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on each such relevant exchange; or a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of such StyleSelect index (or the relevant StyleSelect successor index) or the MSCI Europe Index, MSCI Japan Index or MSCI USA Index (or the relevant MSCI successor index), as applicable, during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or the suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such StyleSelect index (or the relevant StyleSelect successor index) or the MSCI Europe Index, MSCI Japan Index or MSCI USA Index (or the relevant MSCI successor index), as applicable, for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the notes.

For purposes of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds will not constitute a market disruption event, (3) limitations pursuant to the rules of any relevant exchange or market similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts or exchange traded funds on the relevant StyleSelect index (or the relevant StyleSelect successor index) or the MSCI Europe Index, MSCI Japan Index or MSCI USA Index (or the relevant MSCI successor index), as applicable, by the primary securities market trading in such contracts or funds by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or funds or (z) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to such StyleSelect index (or the relevant StyleSelect successor index) or the MSCI Europe Index, MSCI Japan Index or MSCI USA Index (or the relevant MSCI successor index), as applicable, and (5) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary securities market on which exchange traded funds related to such StyleSelect index (or the relevant StyleSelect successor index)  or the MSCI Europe Index, MSCI Japan Index or MSCI USA Index (or the relevant MSCI successor index), as applicable, are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant exchange:
The following provision replaces “relevant exchange” in the prospectus supplement for Capital Protected Notes in its entirety.

For each StyleSelect index separately, relevant exchange shall mean the respective primary exchange(s) or market(s) of trading for (i) any security then included in such StyleSelect index (or the relevant StyleSelect successor index), the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index (or any respective MSCI successor index), as applicable, and (ii) any futures or options contracts related to such StyleSelect index, the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index (or the relevant MSCI successor index), as applicable.

Index business day:
The following provision replaces “index business day” in the prospectus supplement for Capital Protected Notes in its entirety.

For each StyleSelect index separately, an index business day shall be a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such StyleSelect index and for the MSCI Europe Index, the MSCI Japan Index or the MSCI USA Index, as applicable, other than a day on which trading on such relevant exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Risk factors:	Please see “Risk Factors” on page 9

August 2007	Page 4

Capital Protected Notes due February 20, 2012

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	617475652
Minimum Ticketing Size:	100 notes
Tax Consideration:
The Notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the Notes, regardless of whether any stated interest is payable on the Notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the Notes generally will be treated as ordinary income.  We have determined that the “comparable yield” is a rate of 5.2143% per annum compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a Note (assuming an issue price of $10) consists of a projected amount equal to $12.5903 due at maturity.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Notes.

Based on the comparable yield set forth above, the following table states the amount of OID that will be deemed to have accrued with respect to a Note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Notes:

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2007	$0.1738	$0.1738
January 1, 2008 through June 30, 2008	$0.2652	$0.4390
July 1, 2008 through December 31, 2008	$0.2722	$0.7112
January 1, 2009 through June 30, 2009	$0.2793	$0.9905
July 1, 2009 through December 31, 2009	$0.2865	$1.2770
January 1, 2010 through June 30, 2010	$0.2940	$1.5710
July 1, 2010 through December 31, 2010	$0.3017	$1.8727
January 1, 2011 through June 30, 2011	$0.3095	$2.1822
July 1, 2011 through December 31, 2011	$0.3176	$2.4998
January 1, 2012 through February 20, 2012	$0.0905	$2.5903

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Income Taxation — Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the Notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation Agent:	Morgan Stanley & Co. Incorporated
Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.

On or prior to the pricing, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the notes by taking positions in futures and options contracts on the basket indices. Such purchase activity could have increased the value of the basket indices, and therefore the value at which the basket indices must close on the determination date before you would receive at maturity a payment that exceeds the stated principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement for capital protected notes.

ERISA:	See “ERISA” in the prospectus supplement for capital protected notes.
Contact:	Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).

August 2007	Page 5

Capital Protected Notes due February 20, 2012

Syndicate Information
Issue Price of the Notes	Selling Concession	Principal Amount of the Notes for any Single Investor
$10.00	$0.250	<$999K
$9.950	$0.200	$1MM-$2.99MM
$9.925	$0.175	$3MM-$4.99MM
$9.900	$0.150	>$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement for capital protected notes and prospectus for this offering.

August 2007	Page 6

Capital Protected Notes due February 20, 2012

How the Notes Work

At maturity, if the final index value is greater than the initial index value, for each $10 stated principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the stated principal amount of $10. The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage, if any, by which the final index value exceeds the initial index value times (iii) the participation rate.  Presented below is a hypothetical example showing how the payout on the notes, including the supplemental redemption amount, is calculated, as well as a table showing a range of hypothetical payouts on the notes.

Example:

The hypothetical final index value is 50% greater than the initial index value.

Initial index value:	10
Hypothetical final index value:	15
Participation rate:	100%
Supplemental redemption amount per note =  $10 x ((15 – 10)/10) x 100% = $5

In the example above, the total payment at maturity per note will equal $15.00, which is the sum of the stated principal amount of $10 and a supplemental redemption amount of $5.00.

The examples of the hypothetical supplemental redemption amounts and payouts at maturity provided in the table below are intended to illustrate the effect of the participation rate on each $10 stated principal amount of notes for the specified final index values, however they do not cover the complete range of possible payouts at maturity.

Percent return of the basket	Final index value	Stated principal amount	Supplemental redemption amount	Payment at maturity	Percent return on each $10 note
100%	20	$10	$10	$20	100%
90%	19	$10	$9	$19	90%
80%	18	$10	$8	$18	80%
70%	17	$10	$7	$17	70%
60%	16	$10	$6	$16	60%
50%	15	$10	$5	$15	50%
40%	14	$10	$4	$14	40%
30%	13	$10	$3	$13	30%
20%	12	$10	$2	$12	20%
10%	11	$10	$1	$11	10%
0%	10	$10	$0	$10	0%
-10%	9	$10	$0	$10	0%
-20%	8	$10	$0	$10	0%
-30%	7	$10	$0	$10	0%
-40%	6	$10	$0	$10	0%
-50%	5	$10	$0	$10	0%
--	--	--	--	--	--
-100%	0	$10	$0	$10	0%

August 2007	Page 7

Capital Protected Notes due February 20, 2012

Payment at Maturity

100% principal protection.  At maturity, we will pay you at least $10, plus any supplemental redemption amount.

The supplemental redemption amount is based on the basket indices.  The supplemental redemption amount will be equal to the product of $10 times the participation rate times the percentage, if any, by which the final index value exceeds the initial index value.  If the final index value is greater than the initial index value, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	$10 x	participation rate	x	(final index value – initial index value)
initial index value

where,
participation rate	=	100%
initial index value	=	10
final index value	=	the basket closing value as determined on the determination date
basket closing value	=	the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each of the basket indices

If the final index value is less than or equal to the initial index value, the supplemental redemption amount will be zero.

August 2007	Page 8

Capital Protected Notes due February 20, 2012

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the notes.   For further discussion of these and other risks you should read the section entitled “Risk Factors” beginning on S-15 of the prospectus supplement for capital protected notes.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

Structure Specific Risk Factors

¡
The notes may not pay more than the stated principal amount at maturity.  If the final index value is less than or equal to the initial index value, you will receive only the stated principal amount of $10 for each note you hold at maturity.

¡
The notes do not pay interest.  Because the supplemental redemption amount due at maturity may equal zero or the basket may not increase in value by more than the yield which would be paid on an ordinary debt security, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.

¡
Market price of the notes will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:  the value of each of the basket indices at any time and, in particular, on the determination date, the volatility of the basket indices, interest and yield rates in the market, geopolitical conditions and economic, financial, political and regulatory or judicial events, the time remaining to the maturity of the notes, the dividend rate on the stocks underlying the basket indices and our creditworthiness.

¡
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.

¡
Changes in the value of one or more of the basket indices may offset each other. Price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket closing value on the determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.

¡
Investing in the notes is not equivalent to investing in the basket indices. Investing in the notes is not equivalent to investing in the basket indices or their component stocks.  See “How the Notes Work” above.

¡
Adjustments to the basket indices could adversely affect the value of the notes. The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes that could change the value of the basket index.  The publisher of any basket index may discontinue or suspend calculation or publication of the basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  Any of these actions could adversely affect the value of the notes.

August 2007	Page 9

Capital Protected Notes due February 20, 2012

¡
You have no shareholder rights. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any basket index.

¡
There are risks associated with investments in securities indexed to the value of foreign equity securities. Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

¡
The StyleSelect USA Index is calculated using a methodology different from that used to calculate the StyleSelect Europe Index and the StyleSelect Japan Index.   While securities in the MSCI Europe Index and the MSCI Japan Index must exhibit above average growth AND value characteristics in order to be included in the StyleSelect Europe Index or the StyleSelect Japan Index, respectively, securities constituting the MSCI USA Index must only meet minimum thresholds for growth OR value characteristics in order to be included in the StyleSelect USA Index.  Consequently, more securities from the MSCI USA Index typically meet the financial criteria for inclusion in the StyleSelect USA Index than would have been the case had the methodology of the StyleSelect Europe or Japan Index been applied and the performance of the StyleSelect USA Index relative to the MSCI USA Index may be worse than the performances of the StyleSelect Europe Index and the StyleSelect Japan Index relative to the MSCI Europe Index and the MSCI Japan Index, respectively.

¡
The StyleSelect Europe Index is subject to currency exchange risk.  The StyleSelect Europe Index is calculated in euros and is therefore exposed to currency exchange rate fluctuations between the euro and the local currencies to the extent that the component stocks of the StyleSelect Europe Index are denominated in currencies other than the euro.  Because the closing prices of the component stocks denominated in non-euro local currencies are converted into the euro for purposes of calculating the value of the StyleSelect Europe Index, investors in the notes will be exposed to currency exchange rate risk between the euro and the non-euro local currencies in which the component stocks trade.  Exposure to currency changes will depend on the extent to which such non-euro local currencies strengthen or weaken against the euro and the relative weight of the component stocks denominated in such local currencies in the StyleSelect Europe Index.  The devaluation of the euro against the non-euro local currencies will result in an increase in the value of the StyleSelect Europe Index, in the absence of other factors affecting the value of the StyleSelect Europe Index.  Conversely, if the euro strengthens against these currencies, the value of the StyleSelect Europe Index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the StyleSelect Europe Index, and any negative currency impact on the StyleSelect Europe Index may significantly decrease the value of the notes.  Accordingly, the return on the StyleSelect Europe Index calculated in euros can be significantly different from the return on such index calculated in local currencies.

¡
The StyleSelect indices may not outperform and may significantly underperform the MSCI indices from which they are derived.  In historical simulations of past performance, the StyleSelect indices have experienced significant fluctuations in value and periods of significant losses.  Since the quantitative factors that determine the composition of the StyleSelect indices do not change, the StyleSelect indices are not actively managed to adjust to changing geopolitical, financial or other conditions. The StyleSelect indices utilize a stock selection process that could select stocks that underperform the MSCI indices from which they are derived, possibly significantly.  Even if the StyleSelect indices do outperform the MSCI indices from which they are derived, any of the StyleSelect indices could decrease in value if the MSCI index from which it is derived suffers losses that are not fully offset by any outperformance of such StyleSelect index.

August 2007	Page 10

Capital Protected Notes due February 20, 2012

¡
The StyleSelect indices are not the same as the MSCI indices from which they are derived.  The StyleSelect indices are custom indices modeled by MS & Co.’s Quantitative and Derivative Strategies group consisting of a sub-set of particular stocks selected from the component stocks of the MSCI indices from which the StyleSelect indices are derived that are intended to identify companies that combine strong growth and value characteristics, or, in the case of the StyleSelect USA Index, that exhibit either strong growth or strong value characteristics, using a pre-defined set of financial criteria.  As a result, the return on the notes will not be the same as the return on a note linked to a basket of the MSCI Europe Index, the MSCI Japan Index and the MSCI USA Index.

¡
Component stocks of the StyleSelect Europe Index are generally selected on the basis of their growth and value criteria in comparison only to other companies incorporated in the same country.  Since the growth and value scores of a company are calculated and expressed in comparison to other companies incorporated in the same country, rather than as compared to all other European companies, certain companies from countries with generally high growth and value criteria may not be included in the StyleSelect Europe Index, when they would have been included if they were incorporated in countries with less competitive companies.  Conversely, companies with lower overall growth and value criteria may be included in the StyleSelect Europe Index if they are incorporated in a country that generally did not possess competitive companies.

Other Risk Factors

¡
Secondary trading may be limited. The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  Even if there is a secondary market, it may not provide significant liquidity.  Accordingly, you should be willing to hold your notes to maturity.

¡
Potential adverse economic interest of the calculation agent.  The economic interests of MS & Co., as the calculation agent and of MS & Co. and other affiliates of ours that will carry out hedging activities related to the notes or that trade in the component stocks of the basket indices or other instruments related to the basket indices are potentially adverse to your interests as an investor in the notes.  The hedging or trading activities of our affiliates on or prior to the basket setting date and on the determination date could adversely affect the basket value and, as a result, could decrease the amount you may receive on the notes at maturity.  Any of these hedging or trading activities on or prior to the basket setting date could have affected the initial index value and, as a result, could have increased the value at which the basket indices must close on the determination date before you receive a payment at maturity that exceeds the stated principal amount on the notes.  Additionally, such hedging or trading activities during the term of the notes could potentially affect the value of the basket indices on the determination date and, accordingly, the amount of cash you will receive at maturity.

August 2007	Page 11

Capital Protected Notes due February 20, 2012

Information about the Basket Indices

Europe

The StyleSelect Europe Index. The StyleSelect Europe Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI Europe Index to calculate the StyleSelect Europe Index.  The quantitative model is intended to identify European companies that combine strong growth and value characteristics using the pre-defined set of financial criteria. See “Annex A—The StyleSelect Europe Index”.

The MSCI Europe Index. The MSCI Europe Index is intended to provide performance benchmarks for the developed equity markets in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  The performance of the MSCI Europe Index is a free float weighted average values of all of the equity securities constituting the MSCI indices for the 16 selected countries, calculated using the Laspeyres’ concept of a weighted arithmetic average.  Each of the component country indices is a sampling of equity securities across industry groups in such country’s equity markets. See “Annex A—The MSCI Europe Index”.

Affiliation of MSCI, MS & Co. and Morgan Stanley. Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI Europe Index and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Europe Index.  See “Annex A—Affiliation of MSCI, MS & Co. and Morgan Stanley”.

License Agreement Between MSCI and MS & Co.“StyleSelect IndexSM on MSCI Europe” and “MSCI Europe Index” are service marks of MSCI and have been licensed for use by Morgan Stanley. See “Annex A—License Agreement Between MSCI and MS & Co.”

Japan

The StyleSelect Japan Index.  The StyleSelect Japan Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI Japan Index to calculate the StyleSelect Japan Index.  The quantitative model is intended to identify Japanese companies that combine strong growth and value characteristics using the pre-defined set of financial criteria. See “Annex B—The StyleSelect Japan Index”.

Affiliation of MSCI, MS & Co. and Morgan Stanley. Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI Japan Index and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Japan Index.  See “Annex B—Affiliation of MSCI, MS & Co. and Morgan Stanley”.

License Agreement Between MSCI and MS & Co.“StyleSelect IndexSM on MSCI Japan” and “MSCI Japan Index” are service marks of MSCI and have been licensed for use by Morgan Stanley. See “Annex B—License Agreement Between MSCI and MS & Co.”

United States

The StyleSelect USA Index.  The StyleSelect USA Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI USA Index to calculate the StyleSelect USA Index.  The quantitative model is intended to identify US companies that combine strong growth OR value characteristics using the pre-defined set of financial criteria. See “Annex C—The StyleSelect USA Index”.

Affiliation of MSCI, MS & Co. and Morgan Stanley. Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI USA Index and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect USA Index.  See “Annex C—Affiliation of MSCI, MS & Co. and Morgan Stanley”.

License Agreement Between MSCI and MS & Co.“StyleSelect IndexSM on MSCI USA” and “MSCI USA Index” are service marks of MSCI and have been licensed for use by Morgan Stanley. See “Annex C—License Agreement Between MSCI and MS & Co.”

August 2007	Page 12

Capital Protected Notes due February 20, 2012

Historical Information

The following tables sets forth the published high and low closing values, as well as end-of-quarter closing values, of each of the basket indices for each quarter in the period from July 3, 2003 through, in the case of the StyleSelect Europe Index, August 24, 2007, in the case of the StyleSelect Japan Index, August 27, 2007 and in the case of the StyleSelect USA Index, August 24, 2007.  The related graphs set forth the daily closing values for each of the basket indices in the same periods. The respective closing values of the StyleSelect Europe Index, the StyleSelect Japan Index and the StyleSelect USA Index on August 24, 2007, August 27, 2007 and August 24, 2007, were 2,140.00, 2,035.73 and 1,608.82, respectively.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical values of the index closing values should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the determination date.  The payment of dividends on the stocks that comprise the basket indices are not reflected in their levels and, therefore, have no effect on the calculation of the payment at maturity.

StyleSelect Europe Index July 3, 2003 to August 24, 2007	High	Low	Period End
2003
Third Quarter (from July 3, 2003)	1,112.77	999.03	1,037.88
Fourth Quarter	1,157.01	1,049.16	1,157.01
2004
First Quarter	1,261.83	1,157.01	1,224.34
Second Quarter	1,296.74	1,204.26	1,261.67
Third Quarter	1,284.19	1,209.23	1,269.04
Fourth Quarter	1,362.08	1,248.05	1,358.34
2005
First Quarter	1,471.06	1,360.42	1,438.76
Second Quarter	1,513.50	1,393.82	1,502.20
Third Quarter	1,631.68	1,493.22	1,631.68
Fourth Quarter	1,733.48	1,549.26	1,721.43
2006
First Quarter	1,916.54	1,732.17	1,908.19
Second Quarter	1,952.02	1,706.38	1,807.78
Third Quarter	1,939.04	1,744.50	1,939.04
Fourth Quarter	2,135.06	1,933.45	2,129.07
2007
First Quarter	2,254.69	2,062.91	2,182.60
Second Quarter	2,348.75	2,186.80	2,275.94
Third Quarter (through August 24, 2007)	2,320.26	2,040.39	2,140.00

StyleSelect Europe Index July 3, 2003 to August 24, 2007

August 2007	Page 13

Capital Protected Notes due February 20, 2012

StyleSelect Japan Index July 3, 2003 to August 27, 2007	High	Low	Period End
2003
Third Quarter (from July 3, 2003)	1,171.84	958.44	1,120.23
Fourth Quarter	1,206.83	1,056.43	1,178.88
2004
First Quarter	1,314.22	1,135.24	1,314.22
Second Quarter	1,354.83	1,173.91	1,354.83
Third Quarter	1,354.95	1,246.15	1,276.79
Fourth Quarter	1,330.41	1,236.99	1,309.61
2005
First Quarter	1,389.79	1,281.34	1,362.91
Second Quarter	1,394.08	1,292.35	1,391.57
Third Quarter	1,704.50	1,399.78	1,681.94
Fourth Quarter	1,895.86	1,618.17	1,878.45
2006
First Quarter	1,991.90	1,802.97	1,988.69
Second Quarter	2,047.64	1,717.78	1,850.22
Third Quarter	1,924.93	1,733.71	1,902.18
Fourth Quarter	2,072.48	1,867.43	2,072.48
2007
First Quarter	2,341.95	2,031.99	2,227.42
Second Quarter	2,315.41	2,163.57	2,296.45
Third Quarter (through August 27, 2007)	2,323.19	1,892.71	2,035.73

StyleSelect Japan Index July 3, 2003 to August 27, 2007

August 2007	Page 14

Capital Protected Notes due February 20, 2012

StyleSelect USA Index July 3, 2003 to August 24, 2007	High	Low	Period End
2003
Third Quarter (from July 3, 2003)	1,062.47	986.21	1,014.63
Fourth Quarter	1,145.92	1,034.83	1,145.92
2004
First Quarter	1,198.29	1,132.97	1,169.88
Second Quarter	1,194.38	1,121.61	1,183.22
Third Quarter	1,175.16	1,095.76	1,160.84
Fourth Quarter	1,268.92	1,138.49	1,267.72
2005
First Quarter	1,286.45	1,214.71	1,240.51
Second Quarter	1,278.34	1,191.58	1,252.08
Third Quarter	1,313.38	1,255.30	1,299.86
Fourth Quarter	1,354.24	1,239.86	1,330.32
2006
First Quarter	1,397.01	1,330.32	1,390.17
Second Quarter	1,425.39	1,306.20	1,361.14
Third Quarter	1,423.47	1,308.27	1,419.19
Fourth Quarter	1,528.70	1,412.56	1,516.16
2007
First Quarter	1,583.99	1,485.07	1,543.74
Second Quarter	1,679.29	1,547.79	1,639.04
Third Quarter (through August 24, 2007)	1,699.22	1,527.96	1,608.82

StyleSelect USA Index July 3, 2003 to August 24, 2007

August 2007	Page 15

Capital Protected Notes due February 20, 2012

Europe

The following graph illustrates the trends of the indicative and historical monthly closing values of the StyleSelect Europe Index and the monthly closing values of the MSCI Europe Index from December 31, 1996 to July 31, 2007.  The graph has been calculated using the indicative and historical monthly closing values as described above and, for all periods prior to July 3, 2003, simulated historical closing values of the applicable component stocks of the MSCI Europe Index prepared by MS & Co.'s Quantitative and Derivative Strategies Group and without applying the 10/40 Concentration Constraints in UCITS III described under “Annex A—The StyleSelect Europe Index—Original Selection of Component Stocks of the StyleSelect Europe Index.”  In addition, on July 3, 2003, the StyleSelect Europe Index was re-based to an index level of 1,000 and re-calculated using the original selection criteria described under “Annex A—The StyleSelect Europe Index—Original Selection of Component Stocks of the StyleSelect Europe Index” instead of the quarterly maintenance criteria described under “Annex A—The StyleSelect Europe Index—Maintenance of the StyleSelect Europe Index” for the purposes of selecting the component stocks of the StyleSelect Europe Index. The use of simulated historical closing values without application of the 10/40 Concentration Constraints in UCITS III and the re-calculation of the StyleSelect Europe Index using the original selection criteria in July 2003 may have resulted in higher returns for the StyleSelect Europe Index than would have been realized using actual closing values prepared by MSCI and the current StyleSelect Europe Index calculation methodology.  In addition, the graph does not show every situation that may occur and the historical or indicative performance of the StyleSelect Europe Index relative to the MSCI Europe Index should not be taken as an indication of future comparative performance.

August 2007	Page 16

Capital Protected Notes due February 20, 2012

Japan

The following graph illustrates the trends of the indicative and historical monthly closing values of the StyleSelect Japan Index and the monthly closing values of the MSCI Japan Index from December 31, 1996 to July 31, 2007.  The graph has been calculated using the indicative and historical monthly closing values as described above and, for all periods prior to July 3, 2003, simulated historical closing values of the applicable component stocks of the MSCI Europe Index prepared by MS & Co.'s Quantitative and Derivative Strategies Group and without applying the 10/40 Concentration Constraints in UCITS III described under “Annex B—The StyleSelect Japan Index—Original Selection of Component Stocks of the StyleSelect Japan Index.”  In addition, on July 3, 2003, the StyleSelect Japan Index was re-based to an index level of 1,000 and re-calculated using the original selection criteria described under “Annex B—The StyleSelect Japan Index—Original Selection of Component Stocks of the StyleSelect Japan Index” instead of the quarterly maintenance criteria described under “Annex B—The StyleSelect Japan Index—Maintenance of the StyleSelect Japan Index” for the purposes of selecting the component stocks of the StyleSelect Japan Index. The use of simulated historical closing values without application of the 10/40 Concentration Constraints in UCITS III and the re-calculation of the StyleSelect Japan Index using the original selection criteria in July 2003 may have resulted in higher returns for the StyleSelect Japan Index than would have been realized using actual closing values prepared by MSCI and the current StyleSelect Japan Index calculation methodology.  In addition, the graph does not show every situation that may occur and the historical or indicative performance of the StyleSelect Japan Index relative to the MSCI Japan Index should not be taken as an indication of future comparative performance.

August 2007	Page 17

Capital Protected Notes due February 20, 2012

USA

The following graph illustrates the trends of the indicative and historical monthly closing values of the StyleSelect USA Index and the monthly closing values of the MSCI USA Index from December 31, 1996 to July 31, 2007.  The graph has been calculated using the indicative and historical monthly closing values as described above and, for all periods prior to July 3, 2003, simulated historical closing values of the applicable component stocks of the MSCI USA Index prepared by MS & Co.'s Quantitative and Derivative Strategies Group. In addition, the graph does not show every situation that may occur and the historical or indicative performance of the StyleSelect USA Index relative to the MSCI USA Index should not be taken as an indication of future comparative performance.

August 2007	Page 18

Capital Protected Notes due February 20, 2012

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by an amendment no. 1 to prospectus supplement for Capital Protected Notes) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for Capital Protected Notes and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement for Capital Protected Notes if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Amendment No. 1 to Prospectus Supplement for Capital Protected Notes dated December 21, 2006

Prospectus dated January 25, 2006

Terms used in this pricing supplement are defined in the prospectus supplement for Capital Protected Notes or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

August 2007	Page 19

Capital Protected Notes due February 20, 2012

Annex A

The StyleSelect Europe Index

The StyleSelect Europe Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies Morgan Stanley’s quantitative model to the MSCI Europe Index to calculate the StyleSelect Europe Index.  The StyleSelect Europe Index consists of particular stocks selected from the component stocks of the MSCI Europe Index through an objective quantitative selection process developed by MS & Co. that is intended to identify European companies that combine strong growth and value characteristics using the pre-defined set of financial criteria described below.  As of August 28, 2007, the StyleSelect Europe Index included 68 of 582 stocks composing the MSCI Europe Index.  The following chart illustrates the StyleSelect Europe Index selection process:

The MSCI Europe Index, from which stocks included in the StyleSelect Europe Index are selected, is intended to provide performance benchmarks for the developed equity markets in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI Europe Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in a particular country.  The StyleSelect Europe Index uses the same free-float adjusted market capitalization methodology as the MSCI Europe Index.  For more information regarding the MSCI Europe Index generally and the methodology for calculating free float-adjusted market capitalization, please see “Annex A—The MSCI Europe Index,” “Annex A—MSCI Europe Index—Index Calculation” and “Annex A—The MSCI Europe Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively, below.  The StyleSelect Europe Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect Europe Index was first published on September 1, 2006 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced quarterly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect Europe Index and potential additional component stocks to be selected from the MSCI Europe Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI Europe Index.  Both the StyleSelect Europe Index and the MSCI Europe Index are calculated and published daily by MSCI.  See “Annex A—Affiliation of MSCI, MS & Co. and Morgan Stanley.”

August 2007	Page 20

Capital Protected Notes due February 20, 2012

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score”, which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies incorporated and primarily listed, subject to certain limited exceptions, in the same country.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI Europe Index that are incorporated in the same country as that company to calculate how statistically close the company is to the average company in that country for that particular financial measure.  These country-specific financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with higher Aggregate Value Z-Scores are generally selected for inclusion in the StyleSelect Europe Index over stocks with lower Aggregate Value Z-Scores.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

– Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

– Current internal growth rate

August 2007	Page 21

Capital Protected Notes due February 20, 2012

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

– Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

– Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with higher Aggregate Growth Z-Scores are generally selected for inclusion in the StyleSelect Europe Index over stocks with lower Aggregate Growth Z-Scores.

Original Selection of Component Stocks of the StyleSelect Europe Index

1.           Quantitative Filter – The component stocks of the MSCI Europe Index were selected for initial inclusion in the StyleSelect Europe Index if both their Aggregate Value Z-Scores and Aggregate Growth Z-Scores were within certain specified upper and lower value limits.  The quantitative parameters, which acted as a fixed zone for filtering candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that advantageously combined value and growth characteristics.

2.           Industry Sector Representation – After determining the stocks that met the quantitative parameters above, the selection process ensured that the StyleSelect Europe Index contained at least three stocks from each industry sector in the MSCI Europe Index.  If an industry sector contained less than three stocks meeting the quantitative parameters, the StyleSelect Europe Index included stocks that failed to meet these parameters in the order of highest Aggregate Value Z-Score within each industry sector until the minimum of three stocks per industry sector was satisfied.  The StyleSelect Europe Index applies this industry sector representation in its quarterly rebalancing described below.

3.           Sector Weight – The StyleSelect Europe Index was designed to approximately match the industry sector weights of the MSCI Europe Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in a particular country as described in “—The MSCI Europe Index—Index Calculation” and “—The MSCI Europe Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect Europe Index in a particular sector were increased or decreased proportionately until the sector weights of the StyleSelect Europe Index matched those of the MSCI Europe Index.  The StyleSelect Europe Index applies this sector weighting methodology to its quarterly rebalancing described below.

4.           10/40 Concentration Constraints in UCITS III – The StyleSelect Europe Index took into consideration the 10% and 40% concentration constraints of the Undertakings for Collective Investment in Transferable Securities III Directive (“UCITS III”), which are a set of European Union regulations designed to regulate the management of investment funds.  Under the 10% and 40% concentration constraints, the weight given to securities of any single issuer cannot exceed 10% of the total assets of an investment fund and the sum of the weights of all issuers representing more than 5% of the assets of an investment fund cannot collectively exceed 40% of the total assets of such investment fund.  The StyleSelect Europe Index was designed and is maintained to comply with these 10% and 40% concentration constraints.

August 2007	Page 22

Capital Protected Notes due February 20, 2012

Maintenance of the StyleSelect Europe Index

The StyleSelect Europe Index is rebalanced quarterly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect Europe Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI Europe Index from which the StyleSelect Europe Index component stocks are selected.  This quarterly review process is designed to ensure that the StyleSelect Europe Index continues to be an accurate reflection of the evolving equity markets in Europe for stocks that combine growth and value characteristics.

1.           Rebalancing due to Z-Scores.

A.           Quantitative Stock Selection – At the quarterly rebalancing, which occur each February, May, August and November, Z-Scores are used to identify component stocks of the MSCI Europe Index that could potentially be added to or removed from the StyleSelect Europe Index on the basis of objective quantitative criteria that differs from those used for the original selection of stocks for the StyleSelect Europe Index in that higher Z-Scores are necessary to add a stock to the StyleSelect Europe Index compared to the original selection criteria, while component stocks of the StyleSelect Europe Index will remain in the StyleSelect Europe Index unless they go below the specified removal thresholds, which are lower than the original minimum Z-Score requirements.  These rebalancing thresholds are designed to help control turnover in the component stocks in an effort to maintain continuity and historical comparability of the StyleSelect Europe Index.

B.           Industry Sector Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the industry sector representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect Europe Index,” is applied so that at least three stocks from each industry sector are included in the StyleSelect Europe Index.

If the minimum of three stocks per sector cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI Europe Index, no action is taken until the next regularly scheduled quarterly rebalancing.

C.           Sector Weight – At each quarterly rebalancing, the sector weighting methodology as described under “—Original Selection of Component Stocks of the StyleSelect Europe Index” is applied to approximate the sector weights of the MSCI Europe Index.  Because the weights of all component stocks of the StyleSelect Europe Index in a particular sector are increased or decreased proportionately until the sector weights of the StyleSelect Europe Index match those of the MSCI Europe Index, the weights of the individual component stocks of the StyleSelect Europe Index from a particular sector could differ from the weights of those stocks in the MSCI Europe Index.

D.           10/40 Concentration Constraints in UCITS III – To take into account the 10% and 40% concentration constraints of UCITS III, which are described under “—Original Selection of Component Stocks of the StyleSelect Europe Index,” the StyleSelect Europe Index is adjusted as necessary if the StyleSelect Europe Index would have otherwise breached these concentration constraints due to the addition or removal of a stock or as a result of corporate events or the stock price performance of the component stocks.  These adjustments may cause the sector weights of the StyleSelect Europe Index to diverge from the sector weights of the MSCI Europe Index.

2.           Rebalancing of the StyleSelect Europe Index due to ongoing maintenance of the MSCI Europe Index.

Annual and Quarterly MSCI Europe Index Reviews.  Each year, the MSCI Europe Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI Europe Index and any changes to the MSCI Europe Index take effect as of the close of the last business day of February, May, August, and November.  See “The MSCI Europe Index—Maintenance of the MSCI Europe Index and the Component Country Indices.”  Because the component stocks of the StyleSelect Europe Index are selected only from the MSCI Europe Index, the StyleSelect Europe Index reflects the relevant changes in the composition of the MSCI Europe Index.  A stock removed from the MSCI Europe Index is also removed from the StyleSelect Europe Index on the same day that the stock is removed from the MSCI Europe Index.  A stock newly added to the MSCI Europe Index is not considered for addition to

August 2007	Page 23

Capital Protected Notes due February 20, 2012

the StyleSelect Europe Index until the next StyleSelect Europe Index quarterly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect Europe Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI Europe Index.  In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI Europe Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions. See “The MSCI Europe Index—Maintenance of the MSCI Europe Index and the Component Country Indices.”  The same changes implemented in the MSCI Europe Index are reflected in the StyleSelect Europe Index at the time of such event through price adjustments of the affected stocks or otherwise, and all changes to the MSCI Europe Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Currency and Hedging

The StyleSelect Europe Index is calculated by using the closing prices of the component stocks of the StyleSelect Europe Index as converted into euros, and currency exposures are not hedged.  As a result, the StyleSelect Europe Index calculated in euros is exposed to currency exchange rate fluctuations between the euro and the local currencies to the extent that the component stocks of the StyleSelect Europe Index are denominated in currencies other than the euro.  Because the closing prices of the component stocks denominated in non-euro local currencies are converted into the euro for purposes of calculating the value of the StyleSelect Europe Index, investors in the Capital Protected Notes will be exposed to currency exchange rate risk between the euro and the non-euro local currencies in which the component stocks trade.  Exposure to currency changes will depend on the extent to which such non-euro local currencies strengthen or weaken against the euro and the relative weight of the component stocks denominated in such local currencies in the StyleSelect Europe Index.  The devaluation of the euro against the non-euro local currencies will result in an increase in the value of the StyleSelect Europe Index, in the absence of other factors affecting the value of the StyleSelect Europe Index.  Conversely, if the euro strengthens against these currencies, the value of the StyleSelect Europe Index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the StyleSelect Europe Index, and any negative currency impact on the StyleSelect Europe Index may significantly decrease the value of the Capital Protected Notes.  Accordingly, the return on the StyleSelect Europe Index calculated in euros can be significantly different from the return on such index calculated in local currencies.

August 2007	Page 24

Capital Protected Notes due February 20, 2012

The MSCI Europe Index

The MSCI Europe Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below.

Morgan Stanley obtained all information contained in this pricing supplement regarding the MSCI Europe Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of, and is subject to change by, MSCI.  MSCI or Morgan Stanley has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the MSCI Europe Index.

The MSCI Europe Index is intended to provide performance benchmarks for the developed equity markets in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

Index Calculation.  The performance of the MSCI Europe Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Stocks”) constituting the MSCI indexes for the 16 selected countries (the “Component Country Indices”), calculated using the Laspeyres’ concept of a weighted arithmetic average.  Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.  See “—Maintenance of the MSCI Europe Index and the Component Country Indices” below.

Prices used to calculate the Component Stocks are the official exchange closing prices or prices accepted as such in the relevant market.  In general, all prices are taken from the main stock exchange in each market.  Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time.  The U.S. dollar value of the MSCI Europe Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Stocks.  The MSCI Europe Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI Europe Index and the Component Country Indices.  In order to maintain the representativeness of the MSCI Europe Index, structural changes to the MSCI Europe Index as a whole may be made by adding or deleting Component Country Indices and the related Component Stocks.  Currently, such changes in the MSCI Europe Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

MSCI may add additional Component Country Indices to the MSCI Europe Index or subtract one or more of its current Component Country Indices prior to the expiration of the Capital Protected Notes.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets.  In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI Europe Index.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from a Component Country Index and changes in “inclusion factors,” which reflect the free float for foreign investors, and in number of shares.

Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

August 2007	Page 25

Capital Protected Notes due February 20, 2012

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factors as a result of other events of similar nature.

Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.

The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.  Any country may be impacted at the quarterly index review.

The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for Component and non-Component Stocks, updating the minimum size guidelines for new and existing Component Stocks, as well as changes typically considered for quarterly index reviews.  During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Stocks changes during quarterly index reviews as discussed above.  The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Selection of Component Stocks and Calculating and Adjusting for Free Float.  The selection of the Component Stocks for each Component Country Index is based on the following guidelines:

(i)  Define the universe of listed securities within each country;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive inclusion factors for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factors.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are designed by, and, ultimately, subject to adjustment by, MSCI.

August 2007	Page 26

Capital Protected Notes due February 20, 2012

Affiliation of MSCI, MS & Co. and Morgan Stanley

Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI Europe Index and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Europe Index.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE CAPITAL PROTECTED NOTES, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI EUROPE INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT STOCKS COMPOSING THE MSCI EUROPE INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT STOCKS ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI EUROPE INDEX AND THE STYLESELECT INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI EUROPE INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI EUROPE INDEX AND THE STYLESELECT INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI EUROPE INDEX OR THE STYLESELECT INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE CAPITAL PROTECTED NOTES, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE CAPITAL PROTECTED NOTES.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the StyleSelect Europe Index or the MSCI Europe Index could lead to actions on the part of such underlying issuers which might adversely affect the value of the StyleSelect Europe Index or the MSCI Europe Index.

The information contained in this pricing supplement regarding the MSCI Europe Index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Europe Index or the MSCI Europe Index.

License Agreement between MSCI and MS & Co.

MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect Europe Index and the MSCI Europe Index in connection with certain securities, including the notes.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this pricing supplement:

THIS SECURITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THIS SECURITY HAS NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THIS SECURITY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THIS SECURITY OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THIS SECURITY PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS

August 2007	Page 27

Capital Protected Notes due February 20, 2012

SECURITY OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS SECURITY TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THIS SECURITY IS REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS SECURITY OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THIS SECURITY, INVESTORS IN THIS SECURITY, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THIS SECURITY, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THIS SECURITY OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the notes.

“StyleSelect Index on MSCI Europe” and “MSCI Europe Index” are service marks of MSCI and have been licensed for use by Morgan Stanley.  The Capital Protected Notes are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

August 2007	Page 28

Capital Protected Notes due February 20, 2012

Annex B

The StyleSelect Japan Index

The StyleSelect Japan Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI Japan Index to calculate the StyleSelect Japan Index.

The StyleSelect Japan Index consists of particular stocks selected from the component stocks of the MSCI Japan Index through an objective quantitative selection process developed by MS & Co. that is intended to identify Japanese companies that combine strong growth and value characteristics using the pre-defined set of financial criteria described below.  As of August 27, 2007, the StyleSelect Japan Index included 74 of the 382 stocks composing the MSCI Japan Index.  The following chart illustrates the StyleSelect Japan Index selection process:

The MSCI Japan Index, from which stocks included in the StyleSelect Japan Index are selected, is intended to provide performance benchmarks for the equity markets in Japan.  The MSCI Japan Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in Japan.  The StyleSelect Japan Index uses the same free-float adjusted market capitalization methodology as the MSCI Japan Index.  For more information regarding the MSCI Japan Index generally and the methodology for calculating free float-adjusted market capitalization, please see below “Annex B—The MSCI Japan Index,” “Annex B —The MSCI Japan Index—Index Calculation” and “Annex B—The MSCI Japan Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively.  The StyleSelect Japan Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect Japan Index was first published on January 1, 2007 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced quarterly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect Japan Index and potential additional component stocks to be selected from the MSCI Japan Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI Japan Index.  Both the StyleSelect Japan Index and the MSCI Japan Index are calculated and published daily by MSCI.  See “Annex B —Affiliation of MSCI, MS & Co. and Morgan Stanley.”

August 2007	Page 29

Capital Protected Notes due February 20, 2012

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score,” which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies in the MSCI Japan Index.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI Japan Index to calculate how statistically close the company is to the average company in the MSCI Japan Index for that particular financial measure.  These financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with higher Aggregate Value Z-Scores are generally selected for inclusion in the StyleSelect Japan Index over stocks with lower Aggregate Value Z-Scores.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

–  Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

–  Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio

August 2007	Page 30

Capital Protected Notes due February 20, 2012

produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

–  Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

–  Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with higher Aggregate Growth Z-Scores are generally selected for inclusion in the StyleSelect Japan Index over stocks with lower Aggregate Growth Z-Scores.

Original Selection of Component Stocks of the StyleSelect Japan Index

1.           Quantitative Filter

The component stocks of the MSCI Japan Index were selected for initial inclusion in the StyleSelect Japan Index if both their Aggregate Value Z-Scores and Aggregate Growth Z-Scores were within certain specified upper and lower value limits.  The quantitative parameters, which acted as a fixed zone for filtering candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that advantageously combined value and growth characteristics.

2.           Industry Sector Representation

After determining the stocks that met the quantitative parameters above, the selection process ensured that the StyleSelect Japan Index contained at least three stocks from each industry sector in the MSCI Japan Index.  If an industry sector contained less than three stocks meeting the quantitative parameters, the StyleSelect Japan Index included stocks that failed to meet these parameters in the order of highest Aggregate Value Z-Score within each industry sector until the minimum of three stocks per industry sector was satisfied.  The StyleSelect Japan Index applies this industry sector representation in its quarterly rebalancing described below.

3.           Sector Weight

The StyleSelect Japan Index was designed to approximately match the industry sector weights of the MSCI Japan Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in Japan as described in “—The MSCI Japan Index—Index Calculation” and “—The MSCI Japan Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect Japan Index in a particular sector were increased or decreased proportionately until the sector weights of the StyleSelect Japan Index matched those of the MSCI Japan Index.  The StyleSelect Japan Index applies this sector weighting methodology to its quarterly rebalancing described below.

4.           10/40 Concentration Constraints in UCITS III

The StyleSelect Japan Index took into consideration the 10% and 40% concentration constraints of the Undertakings for Collective Investment in Transferable Securities III Directive (“UCITS III”), which are a set of European Union regulations designed to regulate the management of investment funds.  Under the 10% and 40% concentration constraints, the weight given to securities of any single issuer cannot exceed 10% of the total assets of an investment fund and the sum of the weights of all issuers representing more than 5% of the assets of an investment fund cannot collectively exceed 40% of the total assets of such investment fund.  The StyleSelect Japan Index was designed and is maintained to comply with these 10% and 40% concentration constraints.

August 2007	Page 31

Capital Protected Notes due February 20, 2012

Maintenance of the StyleSelect Japan Index

The StyleSelect Japan Index is rebalanced quarterly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect Japan Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI Japan Index from which the StyleSelect Japan Index component stocks are selected.  This quarterly review process is designed to ensure that the StyleSelect Japan Index continues to be an accurate reflection of the evolving equity markets in Japan for stocks that combine growth and value characteristics.

1.           Rebalancing due to Z-Scores.

A.           Quantitative Stock Selection

At the quarterly rebalancing, which occur each February, May, August and November, Z-Scores are used to identify component stocks of the MSCI Japan Index that could potentially be added to or removed from the StyleSelect Japan Index on the basis of objective quantitative criteria that differs from those used for the original selection of stocks for the StyleSelect Japan Index in that higher Z-Scores are necessary to add a stock to the StyleSelect Japan Index compared to the original selection criteria, while component stocks of the StyleSelect Japan Index will remain in the StyleSelect Japan Index unless they go below the specified removal thresholds, which are lower than the original minimum Z-Score requirements.  These rebalancing thresholds are designed to help control turnover in the component stocks in an effort to maintain continuity and historical comparability of the StyleSelect Japan Index.

B.           Industry Sector Representation

After identifying stocks that meet the quantitative stock selection thresholds above, the industry sector representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect Japan Index,” is applied so that at least three stocks from each industry sector are included in the StyleSelect Japan Index.

If the minimum of three stocks per sector cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI Japan Index, no action is taken until the next regularly scheduled quarterly rebalancing.

C.           Sector Weight

At each quarterly rebalancing, the sector weighting methodology as described under “—Original Selection of Component Stocks of the StyleSelect Japan Index” is applied to approximate the sector weights of the MSCI Japan Index.  Because the weights of all component stocks of the StyleSelect Japan Index in a particular sector are increased or decreased proportionately until the sector weights of the StyleSelect Japan Index match those of the MSCI Japan Index, the weights of the individual component stocks of the StyleSelect Japan Index from a particular sector could differ from the weights of those stocks in the MSCI Japan Index.

D.           10/40 Concentration Constraints in UCITS III

To take into account the 10% and 40% concentration constraints of UCITS III, which are described under “—Original Selection of Component Stocks of the StyleSelect Japan Index,” the StyleSelect Japan Index is adjusted as necessary if the StyleSelect Japan Index would have otherwise breached these concentration constraints due to the addition or removal of a stock or as a result of corporate events or the stock price performance of the component stocks.  These adjustments may cause the sector weights of the StyleSelect Japan Index to diverge from the sector weights of the MSCI Japan Index.

2.           Rebalancing of the StyleSelect Japan Index due to ongoing maintenance of the MSCI Japan Index.

August 2007	Page 32

Capital Protected Notes due February 20, 2012

Annual and Quarterly MSCI Japan Index Reviews.  Each year, the MSCI Japan Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI Japan Index and any changes to the MSCI Japan Index take effect as of the close of the last business day of February, May, August, and November.  See “—The MSCI Japan Index—Maintenance of the MSCI Japan Index.”  Because the component stocks of the StyleSelect Japan Index are selected only from the MSCI Japan Index, the StyleSelect Japan Index reflects the relevant changes in the composition of the MSCI Japan Index.  A stock removed from the MSCI Japan Index is also removed from the StyleSelect Japan Index on the same day that the stock is removed from the MSCI Japan Index.  A stock newly added to the MSCI Japan Index is not considered for addition to the StyleSelect Japan Index until the next StyleSelect Japan Index quarterly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect Japan Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI Japan Index.  In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI Japan Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions. See “—The MSCI Japan Index—Maintenance of the MSCI Japan Index.”  The same changes implemented in the MSCI Japan Index are reflected in the StyleSelect Japan Index at the time of such event through price adjustments of the affected stocks or otherwise. All changes to the MSCI Japan Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Currency and Hedging

The StyleSelect Japan Index is calculated by using the closing prices of the component stocks of the StyleSelect Japan Index as expressed in Japanese yen.  Consequently, the StyleSelect Japan Index is not directly exposed to currency risks, and currency exchange rate fluctuations do not directly affect the value of the StyleSelect Japan Index.

The MSCI Japan Index

The MSCI Japan Index is intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide.  Securities listed on the Tokyo, Osaka, Fukuoka, Nagoya, Sapporo, JASDAQ and NASDAQ JP exchanges are eligible for inclusion in the MSCI Japan Index.

Index Calculation

The MSCI Japan Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in Japan (as included, the “Component Stocks”).

To construct the MSCI Japan Index, every listed security in the market is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected.  The securities are then organized by industry group, industry and sub-industry, and Component Stocks are selected, targeting 85% coverage of market capitalization within each sub-industry.  Selection criteria include: size, long- and short-term volume, cross-ownership and float.  By targeting 85% of each sub-industry, the MSCI Japan Index is intended to capture 85% of the total country market capitalization while maintaining the overall risk structure of the market.  Once stocks are selected for the MSCI Japan Index, companies with greater than 15% free float are included at their free float market capitalization weight rounded to the nearest 5%.

The MSCI Japan Index is calculated in Japanese yen on a real time basis and is disseminated every 15 seconds during market trading hours.

The MSCI Japan Index has a base date of December 31, 1969.  As of August 24, 2007 the MSCI Japan Index contained 382 constituents.  As of August 27, 2007, the sector weightings for the MSCI Japan Index were as follows:

August 2007	Page 33

Capital Protected Notes due February 20, 2012

Sector	Weighting
Industrials	19.373%
Consumer Discretionary	19.329%
Financials	18.903%
Information Technology	13.657%
Materials	10.267%
Health Care	5.440%
Consumer Staples	4.824%
Utilities	4.146%
Telecommunications Services	2.888%
Energy	1.173%

Maintenance of the MSCI Japan Index

In order to maintain the representativeness of the MSCI Japan Index, structural changes to the MSCI Japan Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in the MSCI Japan Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI Japan Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups, industries or sub-industries as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group, industry or sub-industry; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

August 2007	Page 34

Capital Protected Notes due February 20, 2012

Selection of Component Stocks and Calculating and Adjusting for Free Float

The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups, industries and sub-industries under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Affiliation of MSCI, MS & Co. and Morgan Stanley

Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI Japan Index and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Japan Index.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE NOTES, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI JAPAN INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI JAPAN INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI JAPAN INDEX AND THE STYLESELECT JAPAN INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI JAPAN INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI JAPAN INDEX AND THE STYLESELECT JAPAN INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI JAPAN INDEX OR THE STYLESELECT JAPAN INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE NOTES, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE NOTES.

August 2007	Page 35

Capital Protected Notes due February 20, 2012

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the StyleSelect Japan Index or the MSCI Japan Index could lead to actions on the part of such underlying issuers which might adversely affect the value of the StyleSelect Japan Index or the MSCI Japan Index.

The information contained in this pricing supplement regarding the MSCI Japan Index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Japan Index and the MSCI Japan Index.

License Agreement Between MSCI and MS & Co.

MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect IndexSM on MSCI Japan and the MSCI Japan Index in connection with certain securities, including the notes.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this pricing supplement:

THIS SECURITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THIS SECURITY HAS NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THIS SECURITY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THIS SECURITY OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THIS SECURITY PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS SECURITY OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS SECURITY TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THIS SECURITY IS REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS SECURITY OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THIS SECURITY, INVESTORS IN THIS SECURITY, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.

August 2007	Page 36

Capital Protected Notes due February 20, 2012

FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THIS SECURITY, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THIS SECURITY OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the notes.

“StyleSelect IndexSM on MSCI Japan” and “MSCI Japan Index” are service marks of MSCI and have been licensed for use by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

August 2007	Page 37

Capital Protected Notes due February 20, 2012

Annex C

The StyleSelect USA Index

The StyleSelect USA Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI, a majority-owned subsidiary of Morgan Stanley.  MSCI applies MS & Co.’s quantitative model to the MSCI USA Index to calculate the StyleSelect USA Index.

The StyleSelect USA Index consists of particular stocks selected from the component stocks of the MSCI USA Index through an objective quantitative selection process developed by MS & Co. that is intended to identify US companies that combine strong growth OR value characteristics using the pre-defined set of financial criteria described below.  As of August 24, 2007, the StyleSelect USA Index included 403 of the 624 stocks composing the MSCI USA Index.  The following chart illustrates the StyleSelect USA Index selection process:

The MSCI USA Index, from which stocks included in the StyleSelect USA Index are selected, is intended to provide performance benchmarks for the equity markets in the United States of America.  The MSCI USA Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the USA.  The StyleSelect USA Index uses the same free-float adjusted market capitalization methodology as the MSCI USA Index.  For more information regarding the MSCI USA Index generally and the methodology for calculating free float-adjusted market capitalization, please see below “Annex C—The MSCI USA Index,” “Annex C —The MSCI USA Index—Index Calculation” and “Annex C—The MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively.  The StyleSelect USA Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect USA Index was first published on June 8, 2007 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced monthly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect USA Index and potential additional component stocks to be selected from the MSCI USA Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI USA Index.  Both the StyleSelect USA Index and the MSCI USA Index are calculated and published daily by MSCI.  See “Annex C—Affiliation of MSCI, MS & Co. and Morgan Stanley.”

August 2007	Page 38

Capital Protected Notes due February 20, 2012

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score,” which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies in the MSCI USA Index.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI USA Index to calculate how statistically close the company is to the average company in the MSCI USA Index for that particular financial measure.  These financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with Aggregate Value Z-Scores above a certain level are included in the StyleSelect USA Index.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

–  Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

–  Current internal growth rate

August 2007	Page 39

Capital Protected Notes due February 20, 2012

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

–  Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

–  Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with Aggregate Growth Z-Scores above a certain level are included in the StyleSelect USA Index.

Original Selection of Component Stocks of the StyleSelect USA Index

1.           Quantitative Filter

The component stocks of the MSCI USA Index were included in the StyleSelect USA Index if their Aggregate Value Z-Scores OR their Aggregate Growth Z-Scores were above certain specified lower value limits.  The quantitative parameters, which acted as a fixed zone for excluding certain candidate stocks, was designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that demonstrated advantageous value or growth characteristics.

2.           Industry Group Representation

After eliminating the stocks that did not meet the quantitative parameters above, the selection process ensured that the StyleSelect USA Index contained at least one stock from each Industry Group, as defined by the MSCI and S&P Global Industry Classification Standard (GICS) in the MSCI USA Index.  If an Industry Group contained less than one stock meeting the quantitative parameters, the StyleSelect USA Index included stocks that failed to meet either the value or growth parameters in the order of highest Aggregate Value Z-Score within each Industry Group until the minimum of one stock per Industry Group was satisfied.  The StyleSelect USA Index applies this Industry Group representation in its monthly rebalancing described below.

3.           Industry Group Weightings

The StyleSelect USA Index was designed to approximately match the Industry Group weights of the MSCI USA Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the United States as described in “—The MSCI USA Index—Index Calculation” and “—The MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect USA Index in a particular Industry Group were increased or decreased by an equal amount until the Industry Group weights of the StyleSelect USA Index matched those of the MSCI USA Index.  The StyleSelect USA Index applies this Industry Group weighting methodology to its monthly rebalancing described below.

Maintenance of the StyleSelect USA Index

The StyleSelect USA Index is rebalanced monthly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect USA Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI USA Index from which the StyleSelect USA Index component stocks are selected.  This review process is designed to ensure that the StyleSelect

August 2007	Page 40

Capital Protected Notes due February 20, 2012

USA Index continues to be an accurate reflection of the evolving equity markets in the USA for stocks that combine growth and value characteristics.

1.           Rebalancing due to Z-Scores.

A.           Quantitative Stock Selection

On the first business day of each month following the publication of the previous month’s Z-Scores, component stocks of the MSCI USA Index are identified whose Growth or Value Z-Scores exceed the respective minimum thresholds for inclusion in the StyleSelect USA Index.

B.           Industry Group Representation

After identifying stocks that meet the quantitative stock selection thresholds above, the Industry Group representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect USA Index,” is applied so that at least one stock from each Industry Group is included in the StyleSelect USA Index.

If the minimum of one stock per Industry Group cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI USA Index, no action is taken until the next regularly scheduled monthly rebalancing.

C.           Constraining Factors and Excess Equal Weightings

Once any additions or deletions to the StyleSelect USA Index have been determined, Constraining Factors are re-calculated for the resulting securities in order to achieve neutrality of Industry Group weights and Excess Equal Weighting of securities within their respective Industry Group as compared to the MSCI USA Index.

2.           Rebalancing of the StyleSelect USA Index due to ongoing maintenance of the MSCI USA Index.

Annual and Quarterly MSCI USA Index Reviews.  Each year, the MSCI USA Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI USA Index and any changes to the MSCI USA Index take effect as of the close of the last business day of February, May, August, and November.  See “—The MSCI USA Index—Maintenance of the MSCI USA Index.”  Because the component stocks of the StyleSelect USA Index are selected only from the MSCI USA Index, the StyleSelect USA Index reflects the relevant changes in the composition of the MSCI USA Index.  A stock removed from the MSCI USA Index is also removed from the StyleSelect USA Index on the same day that the stock is removed from the MSCI USA Index.  A stock newly added to the MSCI USA Index is not considered for addition to the StyleSelect USA Index until the next StyleSelect USA Index monthly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect USA Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI USA Index.  In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI USA Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions. See “—The MSCI USA Index—Maintenance of the MSCI USA Index.”  The same changes implemented in the MSCI USA Index are reflected in the StyleSelect USA Index at the time of such event through price adjustments of the affected stocks or otherwise. All changes to the MSCI USA Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

The MSCI USA Index

The MSCI USA Index is intended to reflect the sectoral diversity of the United Sates equity market and to represent United States companies that are available to investors worldwide.  Securities listed on the NYSE, AMEX and NASDAQ exchanges are eligible for inclusion in the MSCI USA Index.

August 2007	Page 41

Capital Protected Notes due February 20, 2012

Index Calculation

The MSCI USA Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in the United States (as included, the “Component Stocks”).

To construct the MSCI USA Index, every security listed on the relevant exchanges is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected.  The securities are then organized by industry group, industry and sub-industry, and Component Stocks are selected from each sub-industry, targeting 85% coverage of market capitalization in each sub-industry.  Selection criteria include: size, long- and short-term volume, cross-ownership and float.  By targeting 85% of each sub industry, the MSCI USA Index is intended to capture 85% of the total country market capitalization while maintaining the overall risk structure of the market.  Once stocks are selected for the MSCI USA Index, companies with greater than 40% float are included at their full market capitalization weight.  Companies that are added to the MSCI USA Index with less than 40% float are included at a fraction of their market capitalization in accordance with the MSCI partial inclusion schedule.  This partial inclusion policy facilitates the inclusion of companies with a modest float, while taking into consideration potential limited supply.

The MSCI USA Index is calculated in US dollars on a real time basis and is disseminated every 15 seconds during market trading hours.

The MSCI USA Index has a base date of December 31, 1969.  As of August 24, 2007 the MSCI USA Index contained 624 constituents.  As of August 24, 2007, the sector weightings for the MSCI USA Index were as follows:

Sector	Weighting
Financials	20.306%
Information Technology	16.679%
Health Care	11.414%
Industrials	10.944%
Energy	10.635%
Consumer Discretionary	10.547%
Consumer Staples	8.853%
Telecommunications Services	3.895%
Utilities	3.594%
Materials	3.133%

Maintenance of the MSCI USA Index

In order to maintain the representativeness of the MSCI USA Index, structural changes to the MSCI USA Index as a whole may be made by adding or deleting Component Stocks.  Currently, such changes in the MSCI USA Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets.  The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI USA Index and changes in “inclusion factors” and in number of shares.  Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the

August 2007	Page 42

Capital Protected Notes due February 20, 2012

deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature.  Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks.  The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November.  The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float

The selection of the Component Stocks is based on the following guidelines:

(i)  Define the universe of listed securities;

(ii)  Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)  Classify securities into industry groups, industries and sub-industries under the Global Industry Classification Standard (GICS); and

(iv)  Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors.  In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.  MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits.  MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor.  Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Affiliation of MSCI, MS & Co. and Morgan Stanley

Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI designed the MSCI USA Index and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect USA Index.  MSCI® is a registered trademark and service mark of MSCI.

August 2007	Page 43

Capital Protected Notes due February 20, 2012

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE NOTES, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI USA INDEX.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI USA INDEX AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI USA INDEX AND THE STYLESELECT USA INDEX.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI USA INDEX COULD ALSO AFFECT THE VALUE OF THE MSCI USA INDEX AND THE STYLESELECT USA INDEX.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI USA INDEX OR THE STYLESELECT USA INDEX AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE NOTES, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE NOTES.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component stocks of the StyleSelect USA Index or the MSCI USA Index could lead to actions on the part of such underlying issuers which might adversely affect the value of the StyleSelect USA Index or the MSCI USA Index.

The information contained in this pricing supplement regarding the MSCI USA Index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect USA Index and the MSCI USA Index.

License Agreement Between MSCI and MS & Co.

MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect IndexSM on MSCI USA and the MSCI USA Index in connection with certain securities, including the notes.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this pricing supplement:

THIS SECURITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THIS SECURITY HAS NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THIS SECURITY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THIS SECURITY OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THIS SECURITY PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS SECURITY OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS

August 2007	Page 44

Capital Protected Notes due February 20, 2012

PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS SECURITY TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THIS SECURITY IS REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THIS SECURITY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS SECURITY OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THIS SECURITY, INVESTORS IN THIS SECURITY, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THIS SECURITY, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THIS SECURITY OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the notes.

“StyleSelect IndexSM on MSCI USA” and “MSCI USA Index” are service marks of MSCI and have been licensed for use by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

August 2007	Page 45